Exhibit 10.60

ACKNOWLEDGMENT LETTER OF TRANSITION TO PMI MANAGEMENT SÀRL

Dear Jacek:

As part of an internal reorganization within our group, your employing entity will transition from Philip Morris Products S.A. to PMI Management Sàrl, effective January 1, 2026.

By signing this acknowledgment letter, you confirm that you understand the terms of this transition and agree to the transfer of your employment to the new legal entity. You further acknowledge that all terms and conditions of your employment will remain unchanged, as previously applicable under your current employer, unless otherwise specified below (Section 2).

1.General Terms and Conditions

-Employee Name:         Jacek Olczak
-Current Employer:         Philip Morris Products S.A.
-New Employer:             PMI Management Sàrl
-Effective Date of Transition:     January 1, 2026

2.Specific Change to Employment Conditions

-New Position Title:        Group CEO PMI

You hereby acknowledge and agree that this change will also take effect on January 1, 2026.

To ensure a smooth transition across the organization, we kindly ask you to countersign this letter and return it to Constantin Romanov, Vice President Total Rewards (email: constantin.romanov@pmi.com) by November 11, 2025.

Sincerely,

PMI Management Sàrl

/s/ CONSTANTIN ROMANOV	/s/ ANNA NOWAK
Constantin Romanov	Anna Nowak
Vice President Total Rewards	Director Executive Compensation

Employee Acknowledgment and Signature

I, Jacek Olczak, acknowledge and agree to the transition of my employment to PMI Management Sàrl, under the terms outlined above, effective January 1, 2026.

Signature: /s/ JACEK OLCZAK

Date:         6 November 2025

PMI Management Sàrl, Avenue de Rhodanie 50, 1007 Lausanne, Switzerland